POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Katherine O’Neil, Leon Volchyok, Thomas M. Morrison, and Christopher James with full power to act without the other, as his agent and attorney-in-fact with full powers of substitution and revocation, for the purpose of executing in his or her name, in his or her capacity as an officer and/or director of Blackstone Private Equity Strategies Fund L.P., such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership of or transactions in securities of Blackstone Private Equity Strategies Fund L.P. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, including without limitation the Form ID. The undersigned acknowledges that Katherine O’Neil, Leon Volchyok, Thomas M. Morrison, and Christopher James are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Blackstone Private Equity Strategies Fund L.P., unless earlier revoked by the undersigned in writing.

IN WITNESS WHEREOF, I have executed this instrument as of the 22nd day of July, 2022.

/s/ David S. Blitzer
David S. Blitzer	Chairman, Chairman of the Board of Directors

/s/ Thomas M. Morrison
Thomas M. Morrison	President

/s/ Christopher Striano
Christopher Striano	Chief Financial Officer

/s/ Joan Solotar
Joan Solotar	Director

/s/ Christopher James
Christopher James	Director

/s/ Raymond J. Beier
Raymond J. Beier	Independent Director